UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

TNS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 453-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On February 15, 2013, pursuant to the Agreement and Plan of Merger, dated as of December 11, 2012 (the “Merger Agreement”), by and among TNS, Inc., a Delaware corporation (the “Company”), Trident Private Holdings I, LLC, a Delaware limited liability company (“Parent”), and Trident Private Acquisition Corp., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving entity of the merger (the “Merger”). As a result of the Merger, the Company became an indirect, wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Merger (other than shares (i) held by the Company in treasury, (ii) owned directly or indirectly by any of the Company’s wholly owned subsidiaries, Parent or Merger Sub, or (iii) held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) was converted into the right to receive $21.00 in cash, without interest and less any applicable taxes required to be withheld. In addition, at the effective time of the Merger, (x) each option to acquire Company Common Stock, whether vested or unvested, outstanding immediately prior to the consummation of the Merger, was cancelled and converted into the right to receive an amount of cash equal to the excess, if any, of $21.00 over the exercise price per share of such option, less any applicable taxes required to be withheld, (y) each share of restricted stock and restricted stock unit that vests based on the passage of time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash equal to $21.00, less any applicable taxes required to be withheld and (z) each restricted stock unit that vests based on the satisfaction of performance criteria was cancelled and converted, on a pro rata basis based on the time elapsed during the applicable performance period and the total time in the applicable performance period, into the right to receive an amount in cash equal to $21.00, less any applicable taxes required to be withheld.

The foregoing description of the Merger Agreement and transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2012 and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement.

In connection with the Merger, on February 15, 2013, the Company paid in full all then outstanding obligations under the Credit Agreement, dated as of February 3, 2012, by and among Transaction Network Services, Inc., the Company, SunTrust Bank, as administrative agent, and the other lenders party thereto (the “Credit Agreement”). The Credit Agreement was terminated effective as of that date, and all commitments, security interests and guaranties in connection therewith were terminated and released.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the effective time of the Merger, the Company Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the New York Stock Exchange (“NYSE”) under the symbol “TNS.” As a result of the Merger, each share of Common Stock was cancelled and automatically converted into the right to receive an amount in cash equal to $21.00. Accordingly, following the Merger, on February 15, 2013, the Company notified the NYSE of its intent to remove the Company Common Stock from listing on the NYSE and asked the NYSE to file with the SEC an application on Form 25 to report the delisting of the Company Common Stock from the NYSE under Section 12(b) of the Exchange Act. The Company intends to deregister the Company Common Stock with the SEC under Section 12(g) of the Exchange Act and to suspend the reporting obligations of the Company with respect to the Company Common Stock under Sections 13(a) and 15(d) of the Exchange Act by filing a Form 15 with the SEC promptly after the Form 25 becomes effective.

Item 3.03.  Material Modification to Rights of Security Holders

The information set forth in the Introduction above is incorporated herein by reference. At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Merger was converted into the right to receive $21.00 in cash, without interest and less any applicable taxes required to be withheld, as further described above in the Introduction.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. On February 15, 2013, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity in the Merger. As a result of the Merger, the Company became an indirect, wholly-owned subsidiary of Parent. The total cash merger consideration paid was approximately $537 million, which amount was funded from a combination of equity financing, debt financing and cash of the Company.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the effective time of the Merger, each of John B. Benton, Stephen X. Graham, John V. Sponyoe and Thomas E. Wheeler ceased serving as a member of the board of directors of the Company.

Item 5.07  Submission of Matters to a Vote of Security Holders

At a special meeting of the stockholders (the “Special Meeting”) of the Company, held on February 15, 2013, the Company’s stockholders voted to approve the proposal to adopt the Merger Agreement. The Company’s stockholders also voted to (i) approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or if a quorum was not present at the Special Meeting and (ii) approve, by non-binding, advisory vote, certain compensation arrangements to the Company’s named executive officers in connection with the Merger. The matters acted upon at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement filed with the SEC on January 11, 2013, pursuant to which proxies were solicited. There were 24,475,682 shares of Company Common Stock present in person or represented by proxy at the Special Meeting, representing 81.04% of the shares entitled to vote at the Special Meeting. The final voting results for each proposal are set forth below:

Proposal 1: To adopt the Merger Agreement.

For	Against	Abstain

19,763,649	8,858	62,365

Proposal 2: To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or if a quorum is not present at the Special Meeting.

For	Against	Abstain

18,685,817	1,124,965	24,403

Proposal 3: To approve, by non-binding, advisory vote, certain compensation arrangements to the Company’s named executive officers in connection with the Merger.

For	Against	Abstain

16,823,206	2,274,871	736,795

Item 8.01  Other Events

On February 15, 2013, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, Inc.

Dated:	February 15, 2013	By:	/s/ Henry H. Graham, Jr.
		Name:	Henry H. Graham, Jr.
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release